Exhibit 99.1

8400 E. Crescent Parkway, Suite 600
Greenwood Village, Colorado 80111
(720) 726-9662
www.gatossilver.com

GATOS SILVER RECEIVES NYSE NOTICE REGARDING 10-K FILING

Denver, CO — April 22, 2022 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) today announced that it received a notice from the New York Stock Exchange (“NYSE”) stating that the Company was not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 with the U.S. Securities and Exchange Commission.

On January 25, 2022, the Company disclosed that, during its mineral resource and mineral reserve update process for the Los Gatos Joint Venture (“LGJV”), the Company concluded that there were errors in the technical report entitled “Los Gatos Project, Chihuahua, Mexico” with an effective date of July 1, 2020, as well as indications that there may be an overestimation in the existing resource model. The Company is focused on producing a new life-of-mine (“LOM”) plan and updating its mineral resource and mineral reserve estimates following its January 25, 2022 announcement regarding a reduction in metal content of its previously stated mineral reserve estimate. The Company is working with independent engineering consultants to prepare new mineral resource and reserve estimates, including a new resource model, that will form the basis of a new technical report which is expected to be delivered in the second half of 2022. The Company’s financial statements for the year ended December 31, 2021 may be affected by the ongoing analysis of the aforementioned mineral resource and mineral reserve matters. Accordingly, the Company was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 because the Company requires additional time to prepare a new LOM plan, mineral reserve estimate and financial statements, and to assess the effectiveness of its internal controls over financial reporting to ensure adequate recognition and disclosure of the information required to be included in the Annual Report on Form 10-K. The Company believes that it will be able to file its Annual Report on Form 10-K for the year ended December 31, 2021 in the second half of 2022.

In accordance with Section 802.01E of the NYSE Listed Company Manual, the NYSE will closely monitor the status of the Company’s late filing and related public disclosures for up to six months from the date of the filing delinquency (the “Initial Cure Period”). The Company’s common stock will continue to trade on the NYSE during the Initial Cure Period, subject to the Company’s compliance with other continued listing requirements. In addition, the NYSE may, in its sole discretion, allow the Company’s common stock to continue to trade on the NYSE for an additional six months after the Initial Cure Period in certain circumstances. Notwithstanding the foregoing, if circumstances warrant, the NYSE may commence delisting proceedings at any time.

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. As a 70% owner of the LGJV, the Company is primarily focused on operating the mine and mineral processing plant at the LGJV’s Cerro Los Gatos deposit which started producing in 2019. More than 85% of the approximately 103,087-hectare mineral rights package has yet to be drilled, representing a highly prospective and under-explored district with numerous silver-zinc-lead epithermal mineralized zones identified as priority targets.

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding timing of the LOM plan, technical report and Annual Report on Form 10-K and the ability of the Company’s securities to continue to trade on the NYSE are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investors and Media Contact

Adam Dubas

Chief Administrative Officer

investors@gatossilver.com

(720) 726 9662